Exhibit 11 - Statement Regarding Computation of Per Share Earnings

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                                                                            2003                           2002
                                                                            ----                           ----

                                                                   Basic           Diluted          Basic          Diluted
                                                                   -----           -------          -----          -------
Weighted average common shares outstanding                        1,596,946      1,596,946        1,638,403      1,638,403

Weighted average common shares issuable
upon exercise of stock options under the
treasury stock method                                                     -         34,398                -         10,726

Weighted average common shares issuable
upon exercise of warrants under the
treasury stock method                                                     -              -                -              -

Weighted average common shares and
common share equivalents utilized for
earnings per share computation                                    1,596,946      1,631,344        1,638,403     1,649,129



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